Exhibit 10.11.2

SUNOCO PARTNERS LLC

LONG-TERM INCENTIVE PLAN

Time-Vested Restricted Unit Agreement

This Restricted Unit Agreement (the “Agreement”), entered into as of the 27th day of January, 2011 (the “Agreement Date”), by and between Sunoco Partners LLC (the “Company”) and the Participant named herein.

Recitals:

WHEREAS, the Company maintains the Sunoco Partners LLC Long-Term Incentive Plan (the “Plan”) which is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”); and

WHEREAS, the Committee has determined to make an award to the Participant of Restricted Units, representing rights to receive common units, representing limited partnership interests in Sunoco Logistics Partners L.P. (the “Partnership”), subject to a risk of forfeiture pursuant to the terms and conditions of the Plan; and

WHEREAS, the Participant has determined to accept such award;

NOW, THEREFORE, the Company and the Participant, each intending to be legally bound hereby, agree as follows:

ARTICLE I:

Award of Restricted Units

1.1 Award. Subject to the terms and conditions of the Plan and this Agreement, the Participant is hereby granted the number of Restricted Units set forth herein (the “Award”):

(a) Participant	:

(b) Date of Grant	:

(c) Number of Restricted Units	:

(d) Restricted Period	:

This Award includes tandem DERs, calculated with regard to the actual number of Restricted Units, if any, earned and received by the Participant at the end of the Restricted Period. The Company shall establish a bookkeeping methodology to account for the distribution equivalents to be credited to the Participant in recognition of these DERs. The DERs will be settled for cash, payable directly to the Participant, and will not bear interest.

1.2 Effect of Plan; Construction. The entire text of the Plan is expressly incorporated herein by this reference and so forms a part of this Agreement. In the event of any inconsistency or discrepancy between the provisions of this Agreement and the Plan, the provisions in the Plan shall govern and prevail. This Agreement is subject in all respects to the terms and conditions of the Plan, as the same may have been amended from time to time in accordance with its terms; provided, however, that no such amendment shall deprive the Participant, without such Participant’s consent, of any rights earned or otherwise due to Participant hereunder. Initially capitalized terms and phrases used in this Agreement but not otherwise defined herein, shall have the respective meanings ascribed to them in the Plan.

1.3 Payment. Payment in respect of this Award is conditioned only upon the Participant’s continued employment with the Company throughout the Restricted Period. The full Award will become vested and payable if the Participant is employed by the Company through the end of the Restricted Period.

(a) Payment of Earned Restricted Units. Except in the event of a Change of Control, payment for Restricted Units earned shall be made in Units. The number of Units paid shall be equal to the number earned; provided, however, that fractional Units shall be rounded up to the nearest whole Unit and distributed to the Participant. Payment shall be made within two and one-half (2 1/2) months following the calendar year in which such Restricted Units become non-forfeitable;

(b) Payment of Earned DERs. The Participant will be entitled to receive from the Company at the end of the Restricted Period, payment of an amount in cash equal to the DERs earned, determined in accordance with applicable provisions of the Plan. Payment of all DERs shall be within two and one-half (2 1/2) months following the calendar year in which such DERs become non-forfeitable.

(c) Tax Withholding. All payments and distributions under this Agreement are subject to withholding of applicable taxes:

(i) Payment in Units. Immediately prior to payment of any Units in respect of an earned Award, Participant must satisfy applicable withholding taxes due upon the receipt of such Units. Participant may elect to satisfy such withholding obligations by surrender of Units otherwise payable to Participant in respect of such earned Award.

(ii) Payment in Cash. Cash payments in respect of any earned Award, and/or tandem DERs, shall be made net of any applicable withholding taxes.

1.5 Termination of Employment.

(a) Death, or Permanent Disability. No portion of this Award shall be forfeited as a result of the occurrence, prior to the end of the Restricted Period, of the Participant’s death, or termination of employment by reason of permanent disability (as determined by the Committee). Instead, in the event of such death, or permanent disability, this Award shall remain outstanding and the earned portion of such Award shall be paid out as though the Participant had been employed by the Company through the end of the applicable Restricted Period.

(b) Retirement. The Award granted hereunder is for the express purpose of retaining the employment services and engagement of the Participant for the full time of the Restricted Period. Notwithstanding any provision in the Plan to the contrary, this entire Award shall be forfeited as a result of the termination of the Participant’s employment with the Company by reason of retirement, prior to the end of the Restricted Period, and Participant shall not be entitled to any payment of Units or DERs on account of this Award.

(c) Other Termination of Employment. Unless otherwise determined by the Committee, and except as provided in Section 1.5 (a), or in the event of a Qualifying Termination, the Participant shall forfeit the entire Award upon termination of employment prior to the end of the Restricted Period, and shall not be entitled to receive any Units, or any payment in respect of DERs.

(d) Leaves of Absence. The Committee shall determine whether any leave of absence constitutes a termination of employment within the meaning of the Plan; and the impact of such leave of absence on awards made to Participant under the Plan.

ARTICLE II

General Provisions

2.1 Successors and Assignability. This Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. Unless otherwise provided by the Committee: (a) no part of this Award shall be assignable or transferable by the Participant, except by will or the laws of descent and distribution; and (b) during the Participant’s life, this Award shall be payable only to Participant, or Participant’s guardian or legal representative. In the event of the Participant’s death, payment, to the extent permitted by this Agreement and the Plan, may be made to the Participant’s estate.

2.2 Rights as a Limited Partner. Until Units have been validly issued (as fully paid common units representing limited partnership interests in the Partnership) to the Participant or any other person, neither Participant nor such other person shall be entitled to any privileges of Unit ownership, or otherwise have any rights as a limited partner, by reason of the Award.

2.3 Amendment. This Agreement shall not be amended or modified except by an instrument in writing executed by both parties hereto.

2.4 Captions. The captions at the beginning of each of the numbered Sections and Articles herein are for reference purposes only and will have no legal force or effect. Such captions will not be considered a part of this Agreement for purposes of interpreting, construing or applying this Agreement and will not define, limit, extend, explain or describe the scope or extent of this Agreement or any of its terms and conditions.

2.5 Governing Law. THE VALIDITY, CONSTRUCTION, INTERPRETATION AND EFFECT OF THIS INSTRUMENT SHALL BE GOVERNED EXCLUSIVELY BY, AND DETERMINED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF), EXCEPT TO THE EXTENT PRE-EMPTED BY FEDERAL LAW, WHICH SHALL GOVERN.

2.6 Notices. Communications shall be addressed and directed to the parties, as follows, or to such other address or recipient for a party as may be hereafter notified by such party hereunder:

(a) if to the Company:	SUNOCO PARTNERS LLC
Board of Directors
1818 Market Street, Suite 1500
Philadelphia, Pennsylvania, 19103
Attention: Vice President, General Counsel and Secretary

Notices to the Company shall be deemed to have been duly given or made upon actual receipt by the Company.

(b) if to the Participant: to the address for Participant as it appears on the Company’s records.

2.7 Severability. If any provision hereof is found by a court of competent jurisdiction to be prohibited or unenforceable, it shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable, nor invalidate the other provisions hereof.

2.8 Entire Agreement. This Agreement constitutes the entire understanding and supersedes any and all other agreements, oral or written, between the parties hereto, in respect of the subject matter of this Agreement and embodies the entire understanding of the parties with respect to the subject matter hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day first above written.

SUNOCO PARTNERS LLC

By:
Dennis Zeleny
Vice President and Chief Human Resources Officer

Participant:

By:
Name:
Title: